                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:                    / /  Confidential, for Use of the
/ /  Preliminary Proxy Statement                   Commission Only (as permitted
/X/  Definitive Proxy Statement                    by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to / / Rule 240.14a-11(c) or
     / / Rule 240.14a-12

                                Sheldahl, Inc.
________________________________________________________________________________

               (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  /X/  No fee required
  / /  $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2)
       of Schedule 14A
  / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:
       (2)  Aggregate number of securities to which transactions applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)  Proposed maximum aggregate value of transaction:
       (5)  Total fee paid:

  / /  Fee paid previously with preliminary materials.

  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:
       (2)  Form, Schedule or Registration Statement No.:
       (3)  Filing Party:
       (4)  Date Filed:

                             [SHELDAHL, INC. LOGO]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 13, 1999

     Notice is hereby given that the Annual Meeting of Shareholders of Sheldahl, Inc. will be held at the Raintree Plaza Hotel, 1900 Ken Pratt Blvd., Longmont, Colorado on Wednesday, January 13, 1999 at 11:00 a.m.,
Mountain Standard Time, for the following purposes:

     1. To approve the issuance of Common Stock upon conversion of shares of the Company's Series B Convertible Preferred Stock in compliance with rules of the Nasdaq National Market.

     2. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the Company's authorized shares of Common Stock from 20,000,000 to 50,000,000.

     3. To elect nine directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

     4. To ratify and approve the selection of independent public accountants for the Company for the current fiscal year.

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on November 18, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors


                                       Gerald E. Magnuson, SECRETARY
Northfield, Minnesota
December 8, 1998

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

                             [SHELDAHL, INC. LOGO]



                                PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Sheldahl, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 13, 1999 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 1150 Sheldahl Road, Northfield, Minnesota 55057, and its telephone number is (507) 663-8000. The mailing of this proxy statement to shareholders of the Company commenced on or about December 8, 1998.

     The total number of shares outstanding and entitled to vote at the meeting as of November 18, 1998 consisted of 10,890,792 shares of $0.25 par value Common Stock. Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights in connection with the election of directors by giving written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by nine (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. Only shareholders of record at the close of business on November 18, 1998 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

     The following table includes information as of November 18, 1998 concerning the beneficial ownership of Common Stock of the Company by (i) the only shareholders known to the Company to hold more than five percent of the Common Stock of the Company, (ii) each of the directors of the Company,
(iii) each executive officer named in the table on page 6, and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.


                                                                     PERCENT
   NAME AND ADDRESS OF BENEFICIAL OWNER        AMOUNT                OF CLASS
   ------------------------------------        ------                --------
Molex Incorporated                             2,411,220  (1)         18.60%
2222 Wellington Court
Lisle, IL  60532

Mellon Bank Corporation                          881,245  (1)          8.09%
One Mellon Center
Pittsburgh, PA 15258

Trust Company of the West                        759,800  (1)          6.98%
865 S. Figero St., 21st Floor
Los Angeles, CA 90017

James E. Donaghy(2)(3)                           235,647  (4)(5)       2.13%

James S. Womack(2)                                80,944  (4)            *

John G. Kassakian(2)                              36,924  (4)(6)         *

Gerald E. Magnuson(2)                             26,425  (4)            *

Dennis M. Mathisen(2)                            535,683  (4)(6)       4.78%

William B. Miller(2)                              28,667  (4)            *

Kenneth J. Roering(2)                             70,687  (4)(6)         *

Raymond C. Wieser(2)(7)                              -0-                 *

Beekman Winthrop(2)                              482,269  (4)          4.36%

Keith L. Casson(3)                                60,717  (4)            *

Edward L. Lundstrom(3)(8)                         92,110  (4)(6)         *

John V. McManus(3)                                69,425  (4)            *

Roger D. Quam(3)                                  94,346  (4)(6)         *

Greg D. Closser(3)                                67,504  (4)            *


                                       2


All Officers and Directors                     1,936,637  (4)(6)      16.04%
  as a Group (17 persons)


___________________________
* Less than one percent.

(1) Based upon information filed with the Securities and Exchange Commission on Schedules 13G and 13D.
(2) Serves as a director of the Company and, except for Mr. Womack, has been nominated for re-election.
(3) Serves as an executive officer of the Company, except for Mr. Casson who retired from the Company on August 28, 1998, and appears in the table on page 10 hereof.
(4) Includes shares which may be purchased within sixty days from the date hereof upon exercise of outstanding stock options in the amount of 182,390 shares for Mr. Donaghy, 16,429 shares for Mr. Womack, 60,717 shares for Mr. Casson, 75,153 shares for Mr. Lundstrom, 55,969 shares for Mr. McManus, 65,397 shares for Mr. Quam, 62,517 shares for Mr. Closser, 11,667 shares for each of Messrs. Kassakian, Magnuson, Miller and Roering and 9,667 shares for Mr. Winthrop, and 630,196 shares for all officers and directors as a group.
(5) Includes 44,701 shares held by the Donaghy Limited Partnership, of which Mr. Donaghy is the General Partner and 8,556 shares held by the Donaghy Living Trust, of which Mr. Donaghy is the trustee.

(6) Includes shares which may be issued upon conversion of the Company's Series D Convertible Preferred Stock in the amount of 1,951,220 shares for Molex, Incorporated, 16,260 shares for Mr. Kassakian, 292,683 shares for Mr. Mathisen, 32,520 shares for Mr. Roering, 162,602 shares for Mr. Winthrop, 8,130 shares for Mr. Lundstrom, and 8,130 shares for Mr. Quam and shares which may be issued upon the exercise of warrants in the amount of 120,000 shares for Molex, Incorporated, 1,000 shares for Mr. Kassakian, 18,000 shares for Mr. Mathisen, 2,000 shares for Mr. Roering, 10,000 shares for Mr. Winthrop, 500 shares for Mr. Lundstrom, and 500 shares for Mr. Quam. The shares issuable to Mr. Winthrop are held indirectly and Mr. Winthrop disclaims beneficial ownership to such shares.

(7) Mr. Wieser is an officer of Molex Incorporated and disclaims beneficial ownership of any shares held by Molex Incorporated. See "Certain Transactions."
(8)  Has been nominated for election as a director of the Company.


                     APPROVAL OF ISSUANCE OF COMMON STOCK
                OF THE COMPANY IN COMPLIANCE WITH NASDAQ RULES
                                 (PROPOSAL 1)

BACKGROUND

     On August 29, 1997, the Company issued to a group of investors (the "Investors") 15,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") resulting in gross proceeds to the Company of $15,000,000. The Board of Directors authorized the sale of the Series B Preferred Stock in order to raise proceeds which were applied principally towards the development of the Longmont Facility for the Company's MicroProducts Business. The Series B Preferred Stock may be converted into shares of Common Stock from time to time at a conversion price equal to the LESSER OF (i) 110% of the average closing bid price for the five consecutive trading days immediately preceding August 29, 1997 (which was $25.34)

AND (ii) 101% of the average of the lowest closing bid prices for five consecutive trading days during the 30 consecutive trading days immediately preceding the date of conversion of the Series B Preferred Stock. In addition, the shares of Series B Preferred Stock accrue dividends at an annual rate of 5% which, at the Company's option, may be paid either in cash or in shares of Common Stock. Copies of the relevant documents for the sale of the Series B Preferred Stock were filed as exhibits to the Company's Report on Form 8-K on September 10, 1997. Shareholders desiring a more complete understanding of the shares of Series B Preferred Stock are urged to refer to such exhibits.

NASDAQ RULE 4460(i)

     Rule 4460(i) of the Nasdaq Stock Market, Inc. (the "Nasdaq Rule") requires shareholder approval of the sale or issuance by a company listed on the Nasdaq National Market "of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock." On August 29, 1997, the date the Series B Preferred Stock was issued (the "Closing Date"), there were 9,026,682 shares of the Company's Common Stock outstanding and one share less than 20% of such number of shares is 1,805,335. On the Closing Date, the Series B Preferred Stock was convertible into 651,155 shares of common stock, which was equal to 7.2% of the Company's then outstanding shares. Given the initial conversion price of the Series B Preferred Stock and the then current trading price of the Common Stock, the Company was not required to obtain shareholder approval for the issuance of the Series B Preferred Stock. Because the conversion price was a floating price, however, the conversion right of the Investors was structured so that at any time a conversion would comply with the Nasdaq Rule.

     Accordingly, the Certificate of Designation (the "Certificate") governing the rights and preferences of the Series B Preferred Stock prohibits any conversion if the conversion price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of the Series B Preferred Stock, not just those submitted for conversion by an Investor, when aggregated with all prior or concurrent conversions, would result in the issuance to all Investors of shares of Common Stock equal to 20% or more of the shares of the Company's Common Stock outstanding on the Closing Date. In other words, the Certificate requires the Company to look at any conversion as if all remaining shares of the Series B Preferred Stock are being converted and only then may the Company determine whether shareholder approval under the Nasdaq Rule is required. For this reason, one Investor could submit a conversion notice for a small number of shares and yet still trigger the overall 20% limitation of the Nasdaq Rule. In such an event, the terms of the Certificate provide that the Company may issue to any Investor submitting a conversion notice only its pro rata portion of the shares allowed to be issued pursuant to the Nasdaq Rule. With respect to any shares not issuable to an Investor submitting a conversion notice, the terms of the Certificate provide that the Company is obligated, at the option of the Investors, to either (i) obtain shareholder approval for the remaining unconverted shares of Series B Preferred Stock as contemplated by the Nasdaq Rule or (ii) redeem for cash that portion of the Series B Preferred Stock that could not be converted because of the limitation.

CONVERSIONS

     During February 1998, the Investors collectively converted 7,350 shares of Series B Preferred Stock into 575,149 shares of Common Stock, including dividends payable in Common Stock. These conversions left 1,230,186 shares of Common Stock available for future conversions of the remaining 7,650 shares of the Series B Preferred Stock in compliance with the Nasdaq Rule. During September and October 1998, the

Company received additional notices from all four of the remaining Investors requesting conversion of 6,114 shares of the Series B Preferred Stock in the aggregate. Because of substantial declines in the market price of the Company's Common Stock, the applicable conversion price for such conversions was reduced to approximately $4.91. Pursuant to the terms of the Certificate described above, in order to determine whether it could satisfy the conversions, the Company was required to calculate how many shares were issuable upon conversion (at the $4.91 conversion price) of all of the remaining 7,650 shares of the Series B Preferred Stock, not just of the 6,114 shares for which it received conversion notices. On September 23, 1998, the day the Company received the first conversion notice since February, this calculation showed that the Company would need to issue to the Investors 1,642,063 additional shares in the aggregate to cover conversions of the remaining Series B shares, including dividends payable in Common Stock, which would exceed the 1,230,186 shares available. Because of the limits of the Nasdaq Rule, the Company issued to the Investors only a portion of the shares for which they requested conversion. Three of the four Investors have requested that the Company seek and obtain shareholder approval to issue the 78,918 additional shares issuable from their conversion notices. In the event that the shareholders do not approve the issuance of such shares, the Company will be obligated to redeem such shares and pay interest on the redemption amount at an annual rate of 12%, dating back to the dates of any original conversion notices. The fourth Investor decided on October 20, 1998 to ask the Company to redeem its 623 inconvertible shares of the Series B Preferred Stock resulting in a cash payment by the Company to such Investor of $836,997 on October 28, 1998. Since this payment would have resulted in a default of the financial covenants the Company has with its senior lender, the Company was required to and did obtain a waiver for the redemption.

REDEMPTION

     The redemption price for any inconvertible shares of the Series B Preferred Stock is a cash amount equal to (i) the highest average closing bid price for any five consecutive trading days during the period commencing on the date of conversion and ending on the date of payment by the Company of the full redemption price, multiplied by (ii) the ratio of the stated value of any shares of Series B Preferred Stock, including dividends accrued thereon, to the conversion price on the date notice of conversion is given. In the event that the Company fails for any reason to pay the redemption price on the conversion date, the Company will pay interest on such amount at an annual rate of 12%. Because the redemption price depends on the date on which the Company pays the redemption amount in full and such date is not known, the Company cannot determine at this time the amount it may have to pay to redeem any inconvertible shares of the Series B Preferred Stock.
Under the redemption price calculation, however, any redemptions may be at a premium to the prevailing market price of the Company's Common Stock. Were it to use any of its available liquidity to redeem the inconvertible shares of the Series B Preferred Stock, the Company would not only take cash away from Company operations, but unless a second waiver was obtained, another redemption would violate the covenants under the terms of the agreements the Company has with its senior lender. Such violation of covenants could result in a technical default ultimately resulting in the Company's lender calling its note. If the Company had redeemed the remaining inconvertible shares on October 30, 1998, the Company would have paid the remaining Investors approximately $2,000,000.

REASONS FOR THE PROPOSAL

     The Board of Directors of the Company believes that the right of the Investors to require the Company to redeem the inconvertible shares of Series B Preferred Stock has the potential to severely diminish the Company's existing working capital. Alternatively, if the Company does not obtain shareholder approval necessary to issue the shares in excess of the limits of the Nasdaq Rule, and the Company nevertheless issues such shares, the Company would be delisted from the Nasdaq National Market. While the quotation of the Company's Common Stock could be included on the Nasdaq SmallCap Market if the requirements for that market are met, shareholders may find it more difficult to dispose of the Company's Common Stock. Therefore, in order to protect the Company's working capital and preserve the liquidity of the investment of its shareholders in the Company's Common Stock, the Board of Directors has determined that authorizing under the Nasdaq Rule the issuance to the Investors of 20% or more of the Company's outstanding Common Stock at less than the greater of market or book value is advisable and in the best interests of the Company and its shareholders.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Common Stock of the Company, voting at the meeting in person or by proxy, is required for the approval of the issuance of the shares pursuant to the Nasdaq Rule.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THIS PROPOSAL 1.


                         INCREASE IN AUTHORIZED SHARES
                                 (PROPOSAL 2)

     In October 1998, the Board of Directors of the Company adopted a resolution, subject to shareholder approval and ratification, approving an amendment to the Company's Amended and Restated Articles of Incorporation, to increase the aggregate number of shares of Common Stock authorized for issuance from 20,000,000 to 50,000,000.

     The following resolution will be presented to the shareholders for approval.

          RESOLVED, that the FIRST SENTENCE of Article III of the Amended and Restated Articles Incorporation of this corporation be amended to read as follows:

          "The authorized capital stock of this corporation shall by Fifty Million (50,000,000) shares of Common Stock of the par value of twenty-five cents ($.25) per share (the "Common Stock") and Five Hundred Thousand (500,000) shares of Preferred Stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock")."

     As of December 1, 1998, of the 20,000,000 shares of Common Stock currently authorized, the Company had (i) 10,890,792 shares outstanding, (ii) 8,307,649 shares reserved for issuance pursuant to options, warrants, convertible securities and other arrangements, and (iii) 801,622 shares authorized and available for future issuance. If this proposal is adopted to increase the Company's authorized shares of Common Stock to 50,000,000, the Company will have 30,801,622 shares of Common Stock authorized and available for future issuance.

     The proposed increase in the number of shares of Common Stock authorized for issuance by the Company is designed to ensure that shares of Common Stock will be available, if needed, for various corporate purposes including, but not limited to, stock splits, stock dividends and other distributions. Although the Company plans to seek additional equity capital by the end of February 1999, it currently has no arrangements, commitments or understandings with respect to the issuance of any of the additional shares that would be authorized by the proposed amendment; however, the Board believes it is desirable to have the authorized capital of the Company sufficiently flexible so that future business needs and corporate opportunities may be dealt with by the Board of Directors without undue delay or the necessity of holding a special shareholders' meeting. Additionally, the increased authorized shares could be used by the Company to make a takeover attempt by a third party more difficult, such as by using the shares to make a counter-offer for the shares of the bidder or by selling shares to dilute the voting power of the bidder. As of the date of this Proxy Statement, the Board is unaware of any effort to accumulate the Company's shares of Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

     If adopted by the shareholders, the proposed amendment will be accomplished by the filing of Articles of Amendment with the Secretary of State of the State of Minnesota, which would be expected to be accomplished promptly following shareholder approval.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Common Stock of the Company, voting at the meeting in person or by proxy, is required for the approval of the increase in authorized shares of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THIS PROPOSAL 2.


                             ELECTION OF DIRECTORS
                                 (PROPOSAL 3)

     Nine directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors are elected. The Board of Directors has nominated for election the nine persons named below. All of the nominees, except for Mr. Lundstrom, are currently directors and all, except for Messrs. Lundstrom, Mathisen and Wieser, were elected by the shareholders. Mr. Wieser was originally appointed to the Board as a nominee of Molex Incorporated ("Molex") pursuant to the terms of an Agreement the Company has with Molex. See "Certain Transactions." It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The names of the nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.


                                PRINCIPAL OCCUPATION               DIRECTOR
     NAME AND AGE              AND OTHER DIRECTORSHIPS              SINCE
     ------------              -----------------------             --------
James E. Donaghy (64)      Chief Executive Officer of the            1988
                           Company; prior to 1988,
                           Director of Planning and
                           Development for Dupont
                           Electronics, Wilmington,
                           Delaware (electronics
                           manufacturer); Director of
                           Hutchinson Technology, Inc.


                                       7


John G. Kassakian (55)     Professor of Electrical                   1985
                           Engineering and Director,
                           Laboratory for Electromagnetic
                           and Electronic Systems,
                           Massachusetts Institute of
                           Technology, Cambridge,
                           Massachusetts; Director of Ault
                           Incorporated and ISO New
                           England.

Edward L. Lundstrom (48)   President of the Company since            ____
                           September 1997; since 1976,
                           held various management
                           positions with the Company;
                           Director of Research,
                           Incorporated.

Gerald E. Magnuson (68)    Retired Partner, Lindquist &              1975
                           Vennum P.L.L.P., Minneapolis,
                           Minnesota (law firm); Partner
                           of Lindquist & Vennum P.L.L.P.
                           until December 1994; Secretary
                           of the Company; Director of
                           PremiumWear, Inc., Research,
                           Incorporated and Washington
                           Scientific Industries, Inc.

Dennis M. Mathisen (58)    Chairman of the Board of                  1998
                           Governors of Marshall Ventures, LLC;
                           Chief Executive Officer of
                           Marshall Financial Partners, L.P.
                           (investment fund);
                           President, Director and 100%
                           owner of Marshall Financial
                           Group, Inc.; prior to 1997,
                           President, Chairman of the
                           Board and Chief Executive
                           Officer of Mountain Parks
                           Financial Corp.; Director of
                           Community First Bancshares, Inc.,
                           and IPI, Inc.

William B. Miller (66)     Partner, Miller & Company, Ayr,           1991
                           Scotland (business consulting);
                           prior to 1991, Managing
                           Director and Chairman,
                           Prestwick Holdings plc, Ayr,
                           Scotland (electronic component
                           manufacturer); Director of
                           Magnum Power plc, Prestwick
                           Aviation Holdings Ltd., and
                           Stathclyde University Incubator Ltd.


                                       8


Kenneth J. Roering (56)    Professor, School of                      1988
                           Management, University of
                           Minnesota, Minneapolis,
                           Minnesota; Director of TSI, Inc.,
                           Transport Corporation of
                           America, Inc. and Arctic Cat, Inc.

Raymond C. Wieser (60)     Corporate Vice President of               1998
                           Molex Incorporated (connector
                           manufacturer)

Beekman Winthrop (57)      Private Investor; President of            1992
                           Woodwin Management, Inc.
                           (investment advisor); President
                           and Director of Central Coal &
                           Coke Corporation, Kansas City,
                           Missouri (management of
                           interests in coal, gas and oil
                           properties).


     The Board of Directors met 20 times during fiscal year 1998. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he served.

     The Compensation Committee, which is currently comprised of Messrs. Roering (Chairman), Magnuson and Womack, met six times during fiscal year 1998. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and key employees.

     The Audit Committee, which is currently comprised of Messrs. Winthrop (Chairman), Kassakian, Magnuson, Miller, Roering and Womack, met once during fiscal year 1998. Among other duties, the Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company's independent auditors and approves additional services to be provided by the auditors. The Committee reviews the activities of the Company's internal audit staff and reviews audited financial statements of the Company.

     The Nominating Committee, which is currently comprised of Messrs. Kassakian (Chairman), Winthrop and Roering, met six times during fiscal 1998. The Nominating Committee was established at the end of fiscal 1995 to consider nominees for election to the Board of Directors and to evaluate the performance of the Board of Directors and individual directors. The Nominating Committee will consider a nomination by a shareholder of a candidate for election as a director of the Company. The Company's Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to a meeting date corresponding to the previous year's Annual Meeting. The Company's Bylaws provide that the Annual Meeting shall be held on the second Wednesday in January of each year. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending August 28, 1998, August 29, 1997 and August 30, 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to James E. Donaghy, the Company's Chief Executive Officer, and to each of the four other most highly compensated executive officers of the Company in office at the end of fiscal year 1998, whose total cash compensation exceeded $100,000 during fiscal year 1998 (together with Mr. Donaghy, the "Named Executive Officers") in all capacities in which they served:

                          SUMMARY COMPENSATION TABLE


                                                                                         Long Term
                                                                                        Compensation
                                                                                        ------------
                                                     Annual Compensation                   Awards
                                          -------------------------------------------------------------------------
                                                                           Other
                                                                           Annual        Securities      All Other
         Name and                                                        Compensa-       Underlying      Compensa-
    Principal Position          Year      Salary ($)      Bonus ($)      tion($)(1)      Options(2)      tion($)(2)
    ------------------          ----      ----------      ---------      ----------      ----------      ----------
James E. Donaghy                1998       298,941            0              0                  0           5,340
 Chief Executive                1997       280,556            0              0             29,733           5,539
 Officer                        1996       261,620            0              0             40,000          11,939

Edward L. Lundstrom             1998       199,953            0            63,924          10,654           3,691
 President                      1997       171,862            0              0             58,693           3,756
                                1996       159,812            0              0             35,000           8,286

John V. McManus                 1998       155,447            0           147,246           9,456           2,324
 Vice President-Finance         1997       146,739            0              0             18,182           2,589
                                1996       134,458            0              0             30,000           5,743

Keith L. Casson(3)              1998       162,073            0              0                  0           2,910
 Vice President-Micro           1997       145,148            0              0             31,318           3,063
 Products                       1996       118,433            0              0             30,000           6,420


                                       10


Roger D. Quam                   1997       150,129            0              0                  0           2,693
 Vice President-                1996       138,430            0              0             13,332           2,999
 Composite Materials            1995       132,985            0              0             30,000           6,805

Greg D. Closser                 1998       136,906            0              0                  0           2,481
 Vice President-                1997       126,464            0              0             17,181           2,767
 Interconnect                   1996       120,018            0              0             30,000           6,309
 Operations


___________________________
(1) With respect to Messrs. Lundstrom and McManus, these amounts represent taxable gain related to option exercises during fiscal 1998.
(2) These amounts represent the Company's basic and matching contributions to the Company's 401(k) plan on behalf of such employees.
(3)  Mr. Casson retired from the Company on August 28, 1998.


STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executive Officers during the last fiscal year:


                       OPTION GRANTS IN LAST FISCAL YEAR


                                   INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                           NUMBER                                                         VALUE AT ASSUMED
                             OF          % OF TOTAL                                       ANNUAL RATES OF
                         SECURITIES       OPTIONS                                           STOCK PRICE
                           UNDER-        GRANTED TO                                         APPRECIATION
                           LYING         EMPLOYEES       EXERCISE                        FOR OPTION TERM(1)
                          OPTIONS        IN FISCAL        PRICE         EXPIRATION
      NAME                GRANTED          YEAR          PER SHARE         DATE           5%           10%
------------------------------------------------------------------------------------------------------------
James E. Donaghy                 0           0%               $0            ---            $---         $---

Edward L. Lundstrom      10,654(2)          3.4            11.00         04/06/08        73,703      186,777

John V. McManus           9,456(2)          3.0            20.38         10/21/07       121,167      307,060

Keith L. Casson                  0           0                 0            ---             ---          ---

Roger D. Quam                    0           0                 0            ---             ---          ---

Greg D. Closser                  0           0                 0            ---             ---          ---


___________________________
(1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.
(2) Represents options automatically granted to such individuals upon exercise of existing options under the Company's Target Grant Program.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of fiscal year 1998:

    OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                 Number of Securities            Value of Unexercised In-the-Money
                                                                      Underlying                             Options at
                                                                Unexercised Options at                     Fiscal Year-End
                                                                   Fiscal Year-End
                                                            ------------------------------      ------------------------------------
                            Shares
                          Acquired on         Value
Name                       Exercise        Realized(1)      Exercisable      Unexercisable      Exercisable(2)      Unexercisable(2)
----                       --------        -----------      -----------      -------------      --------------      ----------------
James E. Donaghy              0                $0             174,056           25,944                 $0                  $0

Edward L. Lundstrom        10,654(3)          63,924           68,487           56,513                  0                   0

John V. McManus             9,456(3)         147,246           47,817           27,183                  0                   0

Keith L. Casson               0                 0              60,717                0                  0                   0

Roger D. Quam                 0                 0              60,397           14,603              1,369                   0

Greg D. Closser               0                 0              57,517           17,483              1,204                   0


___________________________
(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.
(2) Based on a per share price of $5.125 which is the average of the high and low prices for the Company's Common Stock on August 28, 1998. Value is calculated on the difference between the option exercise price and $5.125 multiplied by the number of shares of Common Stock underlying the options, but before taxes associated with exercise.
(3) Upon exercise of options, such individual was automatically granted a new option for a like number of shares under the Company's Target Grant Program. Such options vest over three years and have an exercise price equal to the fair market value on the date of grant.


BOARD COMPENSATION COMMITTEE REPORT

     Decisions on compensation of the Company's executives are generally made by the three member Compensation Committee of the Board consisting of Messrs. Roering (Chairman), Womack and Magnuson. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report submitted by Messrs. Roering, Womack and Magnuson in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for fiscal year 1998 as they affected the executive officers. The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

     COMPENSATION PHILOSOPHY. The Company's primary objective is to enhance long-term shareholder value by safely and profitably providing products of the highest value and quality for key markets. In furtherance of this objective, the Company is committed to a strong, positive link between its business and strategic goals and its compensation programs. The financial goals for compensation plans are reviewed and approved by the Board in conjunction with its approval of the Company's strategic and operating plans.

     The Company's total compensation philosophy is designed to support its overall objective of creating value for its shareholders. Key objectives of this philosophy are:

     - Attract and retain key executives critical to the long-term success of the Company.

     - Support a performance-oriented environment that rewards performance with respect to the Company's short and long-term financial goals.

     - Emphasize pay for performance by having a significant portion of compensation "at-risk," particularly for senior executives.

     - Encourage maximum performance through the use of appropriate incentive programs.

     - Encourage employee stock ownership to enhance a mutuality of interest with other shareholders.

     The Company has designed its executive compensation programs around these objectives. The Compensation Committee believes the Company's programs consistently meet these goals. Following is a description of the Company's current programs and how each design element relates to the objectives outlined above.

     BASE SALARY. The Compensation Committee annually reviews each officer's salary, including those of the Named Executive Officers. In determining appropriate salary levels, the Compensation Committee considers level of responsibility, experience, individual performance, internal equity, as well as external pay practices.

     ANNUAL INCENTIVES. Annual incentive (performance bonus) award opportunities are made to managerial and executive employees to recognize and reward corporate and individual performance. Each year, the Compensation Committee will approve the performance measures selected, as well as specific financial targets used. The Compensation Committee believes these goals drive the future success of the Company's business and enhance shareholder value.

     The amount individual executives may earn is directly dependent upon the individual's position, responsibility and ability to impact the Company's financial success. Additionally, external market data is reviewed annually to determine competitive incentive opportunities. Awarded amounts are related to performance.

     The short-term incentive plan is dependent on measured financial performance. Every payout depends on results, not on efforts. Bonuses are paid based upon attainment of financial goals for earnings growth. No bonuses were paid to management in fiscal year 1998.

     LONG-TERM INCENTIVES. The Company's overall long-term compensation philosophy is that long-term incentives should be related to improvement in the creation of long-term shareholder value. In furtherance of this objective, the Company awards to its executive officers stock options.

     STOCK OPTIONS. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation.

     In August 1997, the Committee approved, and in January 1998 the shareholders approved, the Company's Target Grant Program under the 1994 Stock Plan (the "Plan") and established specific levels ("Target Levels") of options to be held by officers and key employees (the "Participants"). Those levels were established based on the individual's position, level of responsibility and ability to impact the Company's financial success.
Options were granted in August 1997 to bring the number of options held by Participants in the Plan to their respective Target Level. Upon exercise of these options by the Participants, new options will automatically be granted in order to maintain the established Target Level. The Target Grant Program (the "Program") is intended to increase the number of shares owned by the Company's executive officers and key employees. The Program encourages option exercises by permitting an optionee to exercise an option and be restored with a new option which replaces the opportunity for future appreciation which that optionee would otherwise lose. The Committee feels that this Program will more adequately align the interests of officers and key employees with those of the shareholders and will place greater emphasis on shareholder value creation and continued growth and performance of the Company.

     Under the terms of the Program, it is not intended that additional stock options will be granted by the Board to the Participants except for changes in responsibilities which may increase a Participant's Target Level or as otherwise determined by the Board. Rather, new options (the "Replacement Options") will be granted automatically up to an individual's Target Level as current options are exercised. The Replacement Options will vest over three years and will have an option exercise price equal to the fair market value on the date of grant. The Committee believes this Program is consistent with the Company's objectives to more heavily direct total compensation toward a long-term equity interest for officers and key employees, with greater opportunity for reward if long-term performance is sustained.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The salary and bonus of the Chief Executive Officer is set by and subject to the discretion of the Compensation Committee with Board approval. The compensation for James E. Donaghy, the Chief Executive Officer, was determined by using the same process and philosophy as that used for all executives of the Company, as described above. For fiscal year 1998, Mr. Donaghy received no bonus and was awarded no options under the Company's Target Grant Program thereby maintaining his Target Level at 200,000 options.

                Submitted by the Compensation Committee of the
                         Company's Board of Directors

Kenneth J. Roering             Gerald E. Magnuson                James S. Womack


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Magnuson, a Director and a member of the Compensation Committee and the Company's Secretary, is a retired partner of the law firm of Lindquist & Vennum P.L.L.P. which was paid for legal services rendered to the Company during the last fiscal year. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum P.L.L.P. for such services. It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company during the current fiscal year. Mr. Womack, Chairman of the Board and a member of the Compensation Committee, served as an employee and the Chief Executive Officer of the Company prior to his resignation in January 1992.

PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the use of the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Electronic Component Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of August 27, 1993 in the Common Stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Electronic Component Stock Index, assuming the reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.


                                    [GRAPH]



----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                    Aug. 27, 1993    Sept. 2, 1994    Sept. 1, 1995    Aug. 30, 1996    Aug. 29, 1997    Aug. 28, 1998
----------------------------------------------------------------------------------------------------------------------
Sheldahl, Inc.           100             146.88           237.50           233.20           291.41            64.06
----------------------------------------------------------------------------------------------------------------------
Nasdaq
Electronic
Component                100             105.16           209.67           212.81           431.93           298.09
Stocks Index
----------------------------------------------------------------------------------------------------------------------
Nasdaq Stock
Market Index
(U.S.)                   100             104.10           140.21           158.07           220.54           209.71
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------



DIRECTOR COMPENSATION

     Directors who are not employees of the Company (currently all directors except Mr. Donaghy) were paid during fiscal year 1998 an annual retainer of $12,000 and a fee of $800 for each day of meetings of the Board of Directors or any committee and Committee Chairmen were paid an additional $2,000 during fiscal 1998. Pursuant to the terms of the Company's Target Grant Program, each non-employee director has received options to purchase 25,000 shares (the "Target Level"). Upon exercise of such options, each non-employee director will automatically receive replacement options to maintain his Target Level. The replacement options will vest over three years and will have an option exercise price equal to the fair market value on the date of grant.

     Mr. Womack, received, in addition to the director fees and stock options noted above, a $10,000 annual retainer for serving as the Chairman of the Board. In addition, the Company and Mr. Womack entered into a Consulting Agreement during fiscal year 1988 which provides that the Company will retain Mr. Womack as an independent consultant from the date immediately following his termination of employment until his 75th birthday, unless another date is agreed upon by the parties. This Agreement is currently in effect and Mr. Womack receives as annual compensation under the Consulting Agreement $66,000, equaling 50% of the average of his annual cash compensation for the five calendar years preceding termination of employment (but not less than $125,000), less an amount equal to an annual annuity that could be purchased with the principal in his retirement accounts at the date of retirement provided from all retirement contributions by the Company. The Consulting Agreement also restricts Mr. Womack from competitive employment and disclosure of trade secrets and confidential information.

     Mr. Miller received $5,952 during fiscal year 1998 representing fees relating to international consulting work performed on behalf of the Company. Mr. Magnuson received $5,000 during fiscal year 1998 for his services as Secretary of the Company.

     In fiscal year 1982, the Company established a retirement program for directors not covered by another retirement plan of the Company which provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, will commence at the later of the time of retirement or when the director becomes 65 years old and will be subject to proportionate reduction if the director has served the Company less than 15 years. The maximum number of years that the benefit is payable is ten years.

EMPLOYMENT AND OTHER AGREEMENTS

     The Company has entered into employment agreements with all of its executive officers. The employment agreements provide, among other things, for a lump sum cash severance payment to such individuals equal to approximately three times the individual's average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a change in control of the Company if the change in control is not formally approved by the Board of Directors and 1.5 times that compensation amount if the change in control is approved by the Board of Directors and the officer continues in the employ of the Company for a period of at least one year following the change in control. In general, a "change in control" would include a change resulting from the acquisition of 20% or more of the Company's outstanding voting stock by any person, except by Molex Incorporated for which the acquisition threshold is 22%, a change in the current members of the Board of Directors or their successors elected or nominated by such members whereby they cease to be a majority of the Board of Directors, or the Company disposing of 75% or more of its assets, other than to an entity owned 50% or more by the Company or one of its subsidiaries.
The employment agreement with Mr. Donaghy also requires the Company to pay Mr. Donaghy a salary of not less than $185,600 annually, certain portions of which may be deferred. If a change in control which was not approved by the Board of Directors had occurred at the end of fiscal year 1998, the following individuals would have received the approximate payment indicated pursuant to the employment agreements: Mr. Donaghy, $800,303; Mr. Lundstrom, $468,886; Mr. Closser, $361,353; Mr. Quam, $400,279; Mr. McManus, $397,300; and all
current executive officers as a group, $3,733,169.

     The Company and Mr. Donaghy entered into a Supplementary Executive Retirement Plan Agreement during fiscal year 1997 which provides Mr. Donaghy upon his retirement or other termination of his employment with an annual retirement pension benefit equal to $137,500, less an amount equal to the sum of (i) the aggregate of twelve monthly payments received by Mr. Donaghy and/or his spouse under pension or deferred compensation plans established by Mr. Donaghy's former employer; and (ii) an amount which equals an annual joint and survivor annuity that could be purchased with the principal in Mr. Donaghy's retirement accounts at the date of retirement provided from all retirement contributions by the Company. Based on the above formula, the Company expects its obligations under the Agreement to be approximately $50,000 per annum increasing to approximately $80,000 per annum in the event Mr. Donaghy predeceases his spouse. All benefits are payable for Mr. Donaghy's life and, after his death, if he is survived by his spouse, his spouse shall continue to receive such benefits for the duration of her life. The Agreement also restricts Mr. Donaghy from competitive employment and disclosure of trade secrets and confidential information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 28, 1998, all
Section 16(a) filing requirements applicable to its insiders were complied with.


                             APPROVAL OF AUDITORS
                                 (PROPOSAL 4)

     Arthur Andersen LLP, independent public accountants, have been auditors for the Company since 1955. They have been reappointed by the Board of Directors, upon recommendation of its Audit Committee, as the Company's auditors for the current fiscal year, and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen LLP is not approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF
ARTHUR ANDERSEN LLP.


                             CERTAIN TRANSACTIONS

     Molex Incorporated ("Molex") is a customer of the Company's with purchases in fiscal 1998 of approximately $8,000,000, representing 6.8% of the Company's gross revenues. On July 28, 1998, Company and Molex formed a joint venture to design, market and assemble modular interconnect systems to replace wiring harnesses in primarily the automotive market (the "Joint Venture"). The new company was named Modular Interconnect Systems, L.L.C. and it is a Delaware limited liability company ("Modular Interconnect"). Modular Interconnect will utilize proprietary flexible products developed by the Company and proprietary connectors developed by Molex in the development of the new modular interconnect system as an alternative to conventional automotive wiring harnesses and flex circuit assemblies. The Company and Molex will supply their respective products to Modular Interconnect pursuant to long-term supply contracts. Modular Interconnect is managed by five managers, three of whom are designated by Molex and two by Sheldahl. Certain transactions require the approval of the majority of managers designated by each party.

     On July 30, 1998, the Company closed on a private placement of shares of its Series D Convertible Preferred Stock (the "Series D Stock"). This private offering resulted in gross proceeds to the Company of $32,917,000 and the issuance to accredited investors of 32,917 shares of the Series D Stock at a price of $1,000 per share. As one of the investors in the Series D offering, Molex purchased from the Company $12,000,000 of the total shares of the Series D Stock. Given the conversion price of $6.15 per share, Molex's Series D Stock is convertible into 1,951,220 shares of the Company's Common Stock and carries warrants to purchase an additional 120,000 shares of Common Stock. As of the date of the closing of the Series D offering, Molex also owned 340,000 shares of the Company's Common Stock.

     In connection with the formation of the Joint Venture and the investment by Molex in the Series D offering, Molex was granted the right to nominate one person to the Sheldahl Board of Directors, a right of first refusal in the event of a sale of Sheldahl, and certain preemptive rights. On October 20, 1998 the Board of Directors of Sheldahl appointed Raymond C. Wieser, a Corporate Vice President of Molex, to the Board. Mr. Wieser is also being nominated for election at the Company's Annual Meeting of Shareholders to which this proxy statement relates.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Sheldahl, Inc. is expected to be held on or about January 12, 2000 and proxy materials in connection with that meeting are expected to be mailed on or about December 1, 1999. Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office on or before August 2, 1999, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 2000 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

     The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

     PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the

Company not less than 45 days nor more than 60 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

     SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.


                                    GENERAL

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Company's Annual Report to Shareholders for the fiscal year ended August 28, 1998 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Sheldahl, Inc., 1150 Sheldahl Road, Northfield, Minnesota 55057, Attention: John V. McManus, or by calling the Company at: (507) 663-8210.

                                       By the Order of the Board of Directors



                                       Gerald E. Magnuson, SECRETARY

                             [SHELDAHL, INC. LOGO]
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                               JANUARY 13, 1999

     The undersigned hereby appoints James E. Donaghy, Gerald E. Magnuson and Ed Lundstrom, or any one or more of them, proxies with full power of substitution to vote in their discretion cumulatively all shares of stock of Sheldahl, Inc. of record in the name of the undersigned at the close of business on November 18, 1998, at the Annual Meeting of Shareholders to be held in Longmont, Colorado on January 13, 1999, or at any adjournment or adjournments, hereby revoking all former proxies.


1. PROPOSAL TO APPROVE ISSUANCE OF COMMON STOCK IN COMPLIANCE WITH NASDAQ RULES:
         / / FOR                  / / AGAINST              / / ABSTAIN

2. AMENDMENT OF ARTICLES TO INCREASE AUTHORIZED SHARES TO 50,000,000:
         / / FOR                  / / AGAINST             / / ABSTAIN

3. ELECTION OF DIRECTORS.
         / / FOR all nominees listed below                / / WITHHOLD AUTHORITY
         (except as indicated to the contrary)          to vote for all nominees
                                                              listed below

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

           James E. Donaghy, John G. Kassakian, Edward L. Lundstrom,
 Gerald E. Magnuson, Dennis M. Mathisen, William B. Miller, Kenneth J. Roering,
                      Raymond C. Wieser, Beekman Winthrop

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.
         / / FOR                  / / AGAINST              / / ABSTAIN

5. IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2),
(3) AND (4) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                                  Dated:________________________________, 19___
                                  _____________________________________________
                                  _____________________________________________
                                  Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.